UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2009 (February 16, 2009)

GASTAR EXPLORATION LTD.

(Exact Name of Registrant as Specified in Its Charter)

ALBERTA, CANADA	001-32714	98-0570897
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 LAMAR STREET, SUITE 1080

HOUSTON, TEXAS 77010

(Address of principal executive offices)

(713) 739-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 16, 2009, following the receipt of the requisite consent of noteholders described under Item 8.01 below, Gastar Exploration USA, Inc. (“Gastar USA”), Gastar Exploration Ltd. (“the Company”) and each of Gastar USA’s domestic subsidiaries (collectively, the “Guarantors”) entered into a Supplemental Indenture (the “Supplemental Indenture”) with Wells Fargo Bank, National Association (the “Trustee”), related to Gastar USA’s 12  3/4% Senior Secured Notes due 2012 (the “12 3/4% Senior Secured Notes”). The Supplemental Indenture supplements, amends and modifies the indenture dated as of November 29, 2007 (the “Indenture”), between Gastar USA, the Company, the Guarantors and the Trustee to enable Gastar USA to enter into a $25 million secured term loan dated as February 16, 2009 (the “Term Loan”) among Gastar USA, the Company, Wayzata Investment Partners LLC, as Administrative Agent, and the lenders party thereto. Among other modifications to covenants contained in the Indenture, the Supplemental Indenture provides that in the event the Company or any of its subsidiaries sells assets in East Texas, the Company and Gastar USA must first use the net proceeds from such sale to repay any debt outstanding under the Company’s existing revolving credit facility entered into with Amegy Bank National Association, as Administrative Agent, and the other lenders party thereto on November 29, 2007 (as amended, the “Revolving Credit Facility”) and repay amounts outstanding under the Term Loan. On or before June 1, 2011, any remaining net proceeds must be used for the pro rata redemption of the 12 3/4% Senior Secured Notes at a purchase price equal to 106.375% of principal amount of the 12 3/4 % Senior Secured Notes, plus accrued and unpaid interest, if any, with such asset sale redemption prices decreasing to 103.188% and 100.00% of the principal amount of the 12 3/4% Senior Secured Notes in 2011 and 2012, respectively. Net proceeds from non-East Texas asset sales in an aggregate amount up to $60 million may be reinvested during the first 360 days from the closing date for the development of any geologic basins in which the Company or its subsidiaries owned properties as of January 1, 2009, with any uninvested net proceeds after 360 days from the closing date to be used for the repayment of amounts outstanding under the Revolving Credit Facility, the Term Loan, and the redemption of the 12 3/4% Senior Secured Notes in accordance with the terms governing the use of proceeds from asset sales of East Texas properties. The Supplemental Indenture also eliminated a covenant restricting certain payments of consideration as an inducement to any consent to any waiver, supplement or amendment to the Indenture or related agreements and instruments. A copy of the Supplemental Indenture is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Concurrently with the execution of the Supplemental Indenture, Gastar USA and the Company entered into the Term Loan. On February 17, 2009, Gastar USA drew $25 million under the Term Loan, with proceeds from such incurrence, net of transaction costs and loan fees, to fund current and future capital commitments and operating costs. Borrowings bear interest at a fixed rate of 20% per annum. The Term Loan contains various customary covenants, including restrictions on liens, restrictions on incurring other indebtedness without the lender’s consent, restrictions on dividends and other restricted payments, and maintenance of various ratios. The Term Loan matures on February 15, 2012. Amounts outstanding under the Term Loan may be prepaid prior to maturity, with a prepayment premium of 10% if repaid prior to December 31, 2009, and a prepayment premium of 5% if repaid between January 1, 2010 through December 31, 2010. Upon a Change of Control (as defined in the Term Loan), all amounts outstanding under the Term Loan will be immediately due and payable. A copy of the Term Loan is filed herewith as Exhibit 4.2 and is incorporated herein by reference.

Amounts outstanding under the Term Loan are secured by a first priority lien on Gastar USA’s and certain subsidiaries’ primary oil and gas assets and certain other properties. In order to provide that the liens securing amounts outstanding under the Term Loan and other existing and future indebtedness incurred under the Company’s existing Revolving Credit Facility are and remain senior to the liens securing the 12 3/4% Senior Secured Notes, the Company, Gastar USA, Amegy Bank National Association, as First Priority Agent, and Wells Fargo Bank, National Association, as Second Priority Agent, entered into the Amended and Restated Intercreditor Agreement on February 16, 2009 (“Amended and Restated Intercreditor Agreement”). A copy of the Amended and Restated Intercreditor Agreement is filed herewith as Exhibit 4.3 and incorporated herein by reference.

On February 16, 2009, Gastar USA, the Company, certain subsidiaries of the Parent and Amegy Bank National Association, as Administrative Agent and Letter of Credit Issuer, entered into the Waiver and Second Amendment to Credit Agreement (the “Second Amendment”) to provide for the waiver of a breach of a covenant under the Revolving Credit Facility and the additional incurrence of first lien secured debt under the Term Loan. The Second Amendment provides for a waiver of any past or present breach of Section 6.14 of the Revolving Credit Facility which requires the Company to maintain a ratio of current assets to current liabilities of 1.0 to 1.0, as adjusted, which waiver is effective until the end of the next fiscal quarter. There is no assurance the Company will maintain this current ratio at the end of future fiscal quarters. In such an event, the Company will have to seek another waiver or it may be in default on its obligations, which could permit the Administrative Agent to accelerate all amounts due under the Revolving Credit Facility. Such an event may also trigger cross-default provisions related to the 12 3/4% Senior Secured Notes and certain other indebtedness of the Company. The Second Amendment provides for an automatic extension of the October 15, 2009 maturity date of the Revolving Credit Facility to December 1, 2010 if the Company has demonstrated to the Administrative Agent its ability to repay or refinance all of its $30 million 9.75% Convertible Senior Unsecured Subordinated Debenture due November 20, 2009. The Second Amendment also includes changes to certain affirmative and negative covenants and defined terms in order to conform such covenants to corresponding covenants contained in the Term Loan. A copy of the Second Amendment is filed herewith as Exhibit 4.4 and incorporated herein by reference.

The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the Supplemental Indenture, the Term Loan, the Amended and Restated Intercreditor Agreement and the Second Amendment.

ITEM 2.03

The information in Item 1.01 is incorporated by reference.

ITEM 8.01 – OTHER EVENTS

On February 18, 2009, Gastar Exploration Ltd. issued a press release entitled “Gastar Exploration Announces Successful Completion of Consent Solicitation and Incurrence of $25 Million Under New Secured Term Loan,” which announced that Gastar USA completed its previously announced solicitation of consents from holders of a majority in aggregate principal amount of the 12 3/4% Senior Secured Notes for the elimination or modification of certain covenants in the related indenture governing the 12 3/4% Senior Secured Notes. The press release also announced that following Gastar USA’s receipt of the requisite consent, the Company, Gastar USA and certain subsidiaries entered into the previously negotiated Term Loan and incurred $25 million under the Term Loan, with net proceeds to fund current and future capital commitments and operating costs. This press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The information in Item 1.01 is incorporated by reference.

Exhibit No.	Description of Document
4.1	Supplemental Indenture dated as of February 16, 2009, related to the 12 3/4% Senior Secured Notes due 2012, between Gastar Exploration USA, Inc., Gastar Exploration Ltd., Wells Fargo Bank, National Association, as Trustee and Collateral Agent, and each of the other Guarantors party thereto.

4.2	Term Loan dated as of February 16, 2009 among Gastar Exploration USA, Inc., Gastar Exploration Ltd., certain subsidiaries of Gastar Exploration Ltd., Wayzata Investment Partners LLC, as Administrative Agent and the lenders party thereto.

4.3	Amended and Restated Intercreditor Agreement dated February 16, 2009, among Gastar Exploration USA, Inc., Gastar Exploration Ltd., each of the Guarantors party thereto, Amegy Bank National Association, as First Priority Agent, and Wells Fargo National Association, as Second Priority Agent.

4.4	Waiver and Second Amendment to Credit Agreement, dated February 16, 2009, among Gastar Exploration USA, Inc., the Guarantors party thereto and Amegy Bank National Association as Administrative Agent and Letter of Credit Issuer.

99.1	Press release dated February 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GASTAR EXPLORATION LTD.

Date: February 20, 2009	/s/ J. RUSSELL PORTER
J. Russell Porter
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Document
4.1	Supplemental Indenture dated as of February 16, 2009, related to the 12 3/4% Senior Secured Notes due 2012, between Gastar Exploration USA, Inc., Gastar Exploration Ltd., Wells Fargo Bank, National Association, as Trustee and Collateral Agent, and each of the other Guarantors party thereto.

4.2	Term Loan dated as of February 16, 2009 among Gastar Exploration USA, Inc., Gastar Exploration Ltd., certain subsidiaries of Gastar Exploration Ltd., Wayzata Investment Partners LLC, as Administrative Agent and the lenders party thereto.

4.3	Amended and Restated Intercreditor Agreement dated February 16, 2009, among Gastar Exploration USA, Inc., Gastar Exploration Ltd., each of the Guarantors party thereto, Amegy Bank National Association, as First Priority Agent, and Wells Fargo National Association, as Second Priority Agent.

4.4	Waiver and Second Amendment to Credit Agreement, dated February 16, 2009, among Gastar Exploration USA, Inc., the Guarantors party thereto and Amegy Bank National Association as Administrative Agent and Letter of Credit Issuer.

99.1	Press release dated February 18, 2009.

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